REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Exabyte Corporation

In our opinion, the consolidated financial statements listed in the index appearing under Item 7 on page 2, present fairly in all material respects, the financial position of Exabyte Corporation and its subsidiaries at January 1, 2000 and January 2, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2000, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule listed in the index also appearing under Item 7 on page 2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Due to substantial operating losses incurred in 2000 and the resulting liquidity constraints, the Company has recently engaged in an evaluation of strategic alternatives available to it. The Company will continue to incur net operating cash outflows in the near term to accomplish its long term business objectives. Management's progress to date and future plans regarding these matters are discussed more fully in Note 12 to the consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
January 20, 2000, except for Note 12 which is as of February 2, 2001

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)

	January 1, 2000	January 2, 1999

ASSETS
Current assets:
Cash and cash equivalents	$ 25,610	$ 56,571
Short-term investments	7,039	14,145
Accounts receivable, net	37,163	38,014
Inventories, net	26,805	26,997
Income tax receivable	1,431	2,563
Deferred income taxes	8,136	9,637
Other current assets	3,496	3,129
Total current assets	109,680	151,056

Property and equipment, net	24,708	28,396
Deferred income taxes	30,484	27,308
Other assets	1,024	1,076
Total long-term assets	56,216	56,780
	$165,896	$207,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 23,327	$ 16,032
Accrued liabilities	13,815	14,002
Accrued income taxes	1,877	2,370
Current portion of long-term obligations	2,931	1,699

Total current liabilities	41,950	34,103
Long-term obligations	6,570	7,461
Commitments and contingencies(Notes 7 and 11)
Stockholders' equity:
Preferred stock, $.001 par value; 14,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.001 par value; 50,000 shares authorized; 22,886 and 22,647 shares issued	23	23
Capital in excess of par value	67,584	66,693
Treasury stock, at cost, 455 and 455 shares	(2,742)	(2,742)
Retained earnings	52,511	102,298
Total stockholders' equity	117,376	166,272
	$165,896	$207,836

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Fiscal Years Ended
	January 1, 2000	January 2, 1999	January 3, 1998

Net sales	$222,827	$286,505	$335,684
Cost of goods sold	182,875	207,604	288,053

Gross profit	39,952	78,901	47,631
Operating expenses:
Selling, general and administrative	56,650	56,978	59,211
Research and development	35,725	29,888	40,909
Loss from operations	(52,423)	(7,965)	(52,489)
Other income (expense), net	1,235	1,816	(634)
Loss before income taxes	(51,188)	(6,149)	(53,123)
Benefit for income taxes	1,401	3,382	22,312
Net loss	$(49,787)	$ (2,767)	$(30,811)
Basic net loss per share	$(2.24)	$ (0.12)	$ (1.38)
Common shares used in the calculation of basic net loss per share	22,256	22,285	22,326
Diluted net loss per share	$ (2.24)	$ (0.12)	$ (1.38)
Common and potential common shares used in the calculation of diluted net loss per share	22,256	22,285	22,326

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(In thousands, except per share data)

	Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Capital in Excess of Par Value	Retained Earnings

Balance, December 28, 1996	22,184	$22	(15)	$(9)	$64,124	$135,876
Common stock options exercised ($.10 to $15.13 per share)	143				236
Common stock issued pursuant to the Employee Stock Purchase Plan ($5.47 and $10.89 per share)	139				1,075
Tax effect of disqualifying dispositions of common stock					164
Stock compensation expense					119
Net loss for the year						(30,811)

Balance, January 3, 1998	22,466	22	(15)	(9)	65,718	105,065
Common stock options exercised ($.50 to $9.00 per share)	19				94
Common stock issued pursuant to the Employee Stock Purchase Plan ($4.68 and $5.95 per share)	162	1			853
Tax effect of disqualifying dispositions of common stock					28
Purchases of treasury stock			(440)	(2,733)
Net loss for the year						(2,767)

Balance, January 2, 1999	22,647	23	(455)	(2,742)	66,693	102,298
Common stock options exercised ($1.00 to $6.81 per share)	33				202
Common stock issued pursuant to the Employee Stock Purchase Plan($3.30 and $3.40 per share)	206				689
Net loss for the year						(49,787)

Balance, January 1, 2000	22,886	$23	(455)	$(2,742)	$67,584	$ 52,511

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Years Ended
	January 1, 2000	January 2, 1999	January 3, 1998
Cash flows from operating activities:
Cash received from customers	$223,624	$291,422	$350,833
Cash paid to suppliers and employees	(249,910)	(269,301)	(359,975)
Interest received	2,628	2,314	2,216
Interest paid	(477)	(607)	(637)
Income taxes paid	(297)	(1,093)	(1,732)
Income tax refund received	663	11,771	3,020
Net cash (used) provided by operating activities	(23,769)	34,506	(6,275)

Cash flows from investing activities:
Sale (purchase) of short-term investments, net	7,106	(12,675)	19,130
Capital expenditures	(11,002)	(9,414)	(11,810)
Cash (used) provided by investing activities	(3,896)	(22,089)	7,320

Cash flows from financing activities:
Proceeds from issuance of common stock	891	948	1,311
Purchase of treasury stock	--	(2,733)	--
Principal payments on long-term obligations	(4,187)	(1,075)	(1,565)
Net cash used by financing activities	(3,296)	(2,860)	(254)

Net (decrease) increase in cash and cash equivalents	(30,961)	9,557	791
Cash and cash equivalents at beginning of year	56,571	47,014	46,223

Cash and cash equivalents at end of year	$25,610	$56,571	$ 47, 014

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Years Ended
	January 1, 2000	January 2, 1999	January 3, 1998
Reconciliation of net loss to net cash (used) provided by operating activities:
Net loss	$(49,787)	$ (2,767)	$(30,811)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation, amortization and other	15,647	16,619	19,742
Write-down of assets	--	1,961	6,054
Deferred income tax benefit	(1,674)	(7,367)	(5,351)
Provision for losses and reserves on accounts receivable	6,666	8,521	14,486
Provision for inventory write-downs			15,236
Stock compensation expense			119

Change in assets and liabilities:
Accounts receivable	(5,815)	(4,958)	351
Inventories, net	192	17,554	(4,022)
Income tax receivable	1,132	13,310	(15,873)
Other current assets	804	1,566	(1,484)
Other assets	15	(43)	(171)
Accounts payable	7,295	2,040	(4,923)
Accrued liabilities	(187)	(11,944)	1,028
Accrued income taxes	(493)	1,353	201
Other long-term obligations	2,436	(1,339)	(857)
Net cash (used) provided by operating activities	$(23,769)	$ 34,506	$ (6,275)

Supplemental schedule of non-cash investing and financing activities:
Notes payable issued to purchase property and equipment and services	$ 2,092	$ 1,102	$ 626
Income tax benefit of disqualifying dispositions of common stock	--	28	164
Capital lease obligations	--	904	137

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exabyte Corporation (the "Company") was incorporated on June 5, 1985 under the laws of the state of Delaware. Exabyte designs, manufactures and markets a full range of 8mm tape drives as well as 8mm and DLTtape(TM) robotic tape libraries. Exabyte also provides its own brand of recording media, software utilities and worldwide service and customer support. The Company reports its results of operations on the basis of a fiscal year of 52 or 53 weeks ending on the Saturday closest to December 31. There were 52 weeks in 1999 and 1998. There were 53 weeks in 1997.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Revenue Recognition

Sales are recognized upon shipment of products to customers. Revenue from sales to certain resellers is subject to agreements allowing certain rights of return and price protection on unsold merchandise held by those resellers. Accordingly, reserves for estimated future returns and for price protection are provided in the period of the sale.

Foreign Currency Translation

The U.S. dollar is the functional currency of the consolidated corporation including its subsidiaries. For the Company's foreign subsidiaries, monetary assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the balance sheet date and non-monetary assets are translated at historical rates. Results of operations are translated using the average exchange rates during the period. Foreign exchange gains and losses related to these translations which are included in the consolidated statements of operations were not material in any year presented.

The Company enters into transactions that are denominated in foreign currencies. These transactions are translated at the prevailing spot rate upon payment and recorded in the operating account to which the payment relates.

Foreign Currency Forward Contracts

The Company, from time to time, enters into foreign currency forward contracts in anticipation of movements in the dollar/yen exchange rate which it uses to hedge the purchase of certain inventory components from Japanese manufacturers. The Company does not enter into these contracts for trading purposes. At January 1, 2000 and January 2, 1999 there were no contracts outstanding. Contracts are established with a maturity date within six months of the purchase date. Hedged inventory transactions are included in the Statement of Cash Flows as operating activities. Transaction gains or losses due to exchange rate movements are recorded upon settlement of the transaction, deferred into inventory, and recognized in income as the underlying inventory is sold.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, short-term investments, accounts receivable, accounts payable, accrued liabilities and the current portion of long-term obligations in the consolidated financial statements approximate fair value because of the short-term maturity of these instruments. The fair value of long-term obligations for notes payable and capital leases was estimated by discounting the future cash flows using market interest rates and does not differ significantly from that reflected in the consolidated financial statements.

Concentration of Credit Risk

The Company's customers include original equipment manufacturers ("OEMs"), resellers and end users. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable, cash equivalents and short-term investments. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. At January 1, 2000 and January 2, 1999, one customer accounted for approximately 21% and 16%, respectively, of net accounts receivable. Another customer accounted for 15% and 16%, respectively, of net accounts receivable at January 1, 2000 and January 2. For these same periods, a third customer accounted for 10% and 17%, respectively, of net accounts receivable. No other customers accounted for 10% or more of net accounts receivable at year end for the two years presented.

Accounts receivable are summarized as follows:

	January 1, 2000	January 2, 1999
	(In thousands)
Accounts receivable	$45,018	$45,844
Less: reserves and allowance for non-collection	(7,855)	(7,830)
	$37,163	$38,014

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Such cash equivalents aggregated $18,797,000 and $45,136,000 at January 1, 2000 and January 2, 1999, respectively.

The Company invests in held-to-maturity debt securities which are recorded at amortized cost. These include corporate bonds, government bonds and certificates of deposit. At January 1, 2000 these investments had maturity dates of eleven months or less. There were no unrealized gains or losses on such investments for the three years then ended.

Inventories

Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out method, and include material, labor and manufacturing overhead. Inventories, net of $9,569,000 and $8,426,000 in total reserves for 1999 and 1998, respectively, consist of the following:

	January 1, 2000	January 2, 1999
	(In thousands)
Raw materials and component parts	$15,694	$16,851
Work-in-process	1,874	1,931
Finished goods	9,237	8,215
	$26,805	$26,997

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective depreciable assets. Software, computers, furniture and machinery/equipment are depreciated over three years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the asset or the lease term (three to twelve years). Maintenance and repairs are expensed as incurred and improvements are capitalized. The Company continually evaluates long-lived assets, based on fair values or undiscounted cash flows, whichever is more readily determinable, whenever significant events or changes in circumstances occur which indicate the carrying amount may not be recoverable .

Warranty Costs

A provision for estimated future costs which may be incurred under the Company's various product warranties is recorded when products are shipped.

Advertising Costs

Advertising costs are expensed as incurred.

Research and Development Costs

Software development costs for certain projects are capitalized from the time technological feasibility is established to the time the resulting software product is first shipped. Capitalized software costs are stated at the lower of cost or net realizable value. There were no capitalized software costs at January 1, 2000. At January 2, 1999 there were $37,000 in capitalized software costs. These items are recorded as other noncurrent assets. During 1999 and 1998, certain capitalized software development efforts were determined to be impaired, and $37,000 and $403,000 in costs, respectively, were written off. All other research and development costs are expensed as incurred.

Net Income (Loss) Per Share

Basic net income (loss) per common share is based on the weighted-average number of shares of common stock outstanding during each respective period. Diluted net income (loss) per common share adds to basic weighted shares the weighted-average number of shares of potential common shares (dilutive stock options) outstanding during each respective period. Proceeds from the exercise of the potential common shares are assumed to be used to repurchase outstanding shares of the Company's common stock at the average fair market value during the period. In a period in which a loss is incurred, only the weighted-average number of common shares is used to compute the diluted loss per share as the inclusion of potential common shares would be antidilutive. The calculation of basic and diluted earnings per share (EPS) is as follows:

(In thousands, except per share data)

	1999	1998	1997
Basic and diluted EPS computation:
Net loss	$(49,787)	$ (2,767)	$(30,811)
Common shares outstanding	22,256	22,285	22,326
Basic and diluted EPS	$ (2.24)	$ (0.12)	$ (1.38)

In all years presented, basic shares equal diluted shares because inclusion of potential common shares would be antidilutive.

Options to purchase 2,941,000, 2,742,000 and 3,204,000 shares of common stock were excluded from dilutive stock option calculations for 1999, 1998 and 1997, respectively, because their exercise prices were greater than the average fair market value of the Company's stock for the period, and as such they would be antidilutive.

In addition, for 1999, 1998 and 1997, options to purchase 1,099,000, 1,102,000 and 494,000 shares of common stock, respectively, were excluded from the diluted computation above because of their antidilutive effect on net loss per share. Inclusion of these shares would have resulted in additional dilutive stock options outstanding of 45,000, 117,000 and 97,000, respectively.

Since January 1, 2000, the Company has issued 1,446,000 stock options with an exercise price between $7.81 and $8.00, which could have a dilutive effect on diluted net income per common share.

Use of Estimates

The Company has prepared these financial statements in conformity with generally accepted accounting principles which require the use of management's estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Accordingly, actual results could differ from the estimates used.

Reclassifications

Certain reclassifications have been made to historical information to correspond to the 1999 financial statement presentation.

New Accounting Pronouncement

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 prescribes accounting for changes in the fair value of derivatives. In July 1999, the FASB delayed the implementation date of this standard to all fiscal quarters of all fiscal years beginning after June 15, 2000. This delay was published as Statement of Financial Accounting Standards No. 137 ("SFAS 137"). The Company is in the process of assessing the effects of application of this statement, and believes it will not have a material impact on the Company's consolidated results of operations. Application may result in the recognition of components of comprehensive income which are discussed in Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income."

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	January 1, 2000	January 2, 1999
	(In thousands)
Equipment and furniture	$108,056	$100,432
Equipment under capital leases	1,826	2,384
Leasehold improvements	17,572	16,507
Less: accumulated depreciation and amortization	(102,746)	(90,927)
	$ 24,708	$ 28,396

Depreciation expense was $15,583,000, $16,619,000 and $19,503,000 in 1999, 1998 and 1997, respectively. Accumulated amortization of equipment under capital leases was $1,446,000 and $1,657,000 at January 1, 2000 and January 2, 1999, respectively. Amortization of equipment under capital leases is included in depreciation expense. In 1997, the Company incurred restructuring charges which included fixed asset write-downs (see Note 10).

NOTE 3 - ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	January 1, 2000	January 2, 1999
	(In thousands)
Wages and employee benefits	$ 6,083	$ 6,047
Warranty and related costs, current portion	3,536	4,650
Other	4,196	3,305
	$13,815	$14,002

NOTE 4 - DEBT

Line of Credit

The Company maintains a $7,500,000 bank line of credit which expires August 1, 2000. This line of credit is secured by $7,500,000 in marketable securities held by an affiliate of the lender. The line of credit has no financial covenants. Use of the invested funds is not legally restricted. On January 1, 2000, the amount available under the line was $7,500,000 and no borrowings were outstanding. Borrowings made under the agreement bear interest at the lower of the bank's prime rate or LIBOR + 2%.

Offsetting the amount available under the line of credit is a letter of credit which secures certain leasehold improvements made by the Company's subsidiary in Germany. This letter is currently for DM 1,100,000 and decreases by DM 100,000 in August of each year until it is fully depleted.

Long-Term Obligations

In 1999 and 1998, the Company entered into notes payable for $2,092,000 and $1,102,000, respectively to finance the purchase of certain equipment, computer software and services. The 1999 note payable requires quarterly installments of interest (7.2%) and principal through April 2001. The 1998 note payable requires monthly installments of interest (7.7%) and principal through January 2001 and is collateralized by the respective equipment.

The Company has also entered into capital lease obligations related to the acquisition of certain equipment.

Other long-term obligations include the long-term portion of estimated warranty obligations and deferred revenue on extended warranty contracts. The following represents future payments pursuant to these obligations as of January 1, 2000:

	Notes Payable	Capital Lease Obligations	Other	Total
	(in thousands)
2000	$1,565	$383	$1,113	$3,061
2001	331	148	2,633	3,112
2002	--	4	3,441	3,445
2003	--	--	35	35
2004	--	--	--	--
Thereafter	--	--	--	--
	1,896	535	7,222	9,653
Less: amount representing interest	(92)	(60)	--	(152)

Present value of payments	1,804	475	7,222	9,501
Less: current portion	(1,478)	(340)	(1,113)	(2,931)
	$326	$135	$6,109	$6,570

Interest expense aggregated $477,000, $607,000 and $637,000 in 1999, 1998 and 1997, respectively.

NOTE 5 - CAPITAL STOCK AND STOCK COMPENSATION PLANS

At January 1, 2000, the Company had three stock-based compensation plans. The Company applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted at fair market value under its fixed stock option plans and its stock purchase plan. Had compensation cost for the Company's three stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's pro forma results of operations and pro forma net loss per share would have been as follows:

(In thousands, except per share data)	1999	1998	1997
Net loss:
As reported	$(49,787)	$(2,767)	$(30,811)
Pro forma	$(51,938)	$(5,929)	$(34,953)
Basic and diluted net loss per share:
As reported	$(2.24)	$(0.12)	$(1.38)
Pro forma	$(2.33)	$(0.27)	$(1.57)

In all years presented, basic loss per share equals diluted loss per share because inclusion of potential common shares would be antidilutive.

Fixed Stock Option Plans

Under the Incentive Stock Plan, the Company may grant options to its employees and directors for up to 9,500,000 shares of common stock. Under the 1997 Non-Officer Stock Option Plan, the Company may grant options to its employees (who are not officers or directors) for up to 2,750,000 shares of common stock. Under both plans, options are granted at an exercise price not less than the fair market value of the stock on the date of grant. The options vest over periods up to 50 months and expire 10 years after the date of grant, except in the event of the termination or death of the employee, whereupon vested shares must be exercised within 90 days or six months, respectively, or they are canceled.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	1999	1998	1997
Estimated dividends	none	none	none
Expected volatility	57%	57%	55%
Risk-free interest rate	4.7%-6.6%	4.4%-5.9%	5.6%-6.9%
Expected life from vest date (years)	0.28	0.29	0.29

A summary of the status of the Company's fixed stock option plans as of January 1, 2000, January 2, 1999 and January 3, 1998, and changes during the years then ended is presented as follows:

	1999		1998		1997
	Shares (000s)	Weighted-Avg. Exercise Price	Shares (000s)	Weighted-Avg. Exercise Price	Shares (000s)	Weighted-Avg. Exercise Price
Outstanding at beginning of year	3,844	$13.32	3,698	$15.98	3,618	$16.71
Granted	1,462	5.30	1,326	7.09	1,190	12.51
Exercised	(33)	6.16	(19)	5.07	(143)	1.65
Forfeited	(1,233)	10.76	(1,161)	14.82	(967)	16.58
Outstanding at end of year	4,040	$11.26	3,844	$13.32	3,698	$15.98

Options exercisable at year-end	2,394	$14.29	2,215	$15.97	2,103	$17.63
Weighted-average fair value of options granted during the year		$ 2.12		$ 2.86		$ 4.91

The following table summarizes information about fixed stock options outstanding at January 1, 2000:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding (000's)	Weighted-Avg. Remaining Contractual Life	Weighted-Avg. Exercise Price	Number Exercisable (000's)	Weighted-Avg. Exercise Price

$3.97 - 5.50	1,033	9.2 years	$ 5.19	173	$ 5.50
6.88 - 12.38	1,115	7.5 years	7.33	554	7.78
12.63 - 15.88	1,099	5.9 years	13.61	892	13.75
16.13 - 35.63	793	3.2 years	21.44	775	21.52
	4,040	6.7 years	$11.26	2,394	$14.29

Employee Stock Purchase Plan

Under the Employee Stock Purchase Plan, the Company is authorized to issue up to 1,000,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. The Company currently has 9,000 shares available for issue under this plan. As a result, more shares must be authorized in order to fulfill any future issuances, including those for the purchase period from January 1, 2000 to June 30, 2000. Under the terms of the plan, employees may elect to have up to 15% of their gross salaries withheld by payroll deduction to purchase the Company's common stock. The purchase price of the stock is 85% of the lower of market price at the beginning or end of each six-month participation period. Under the plan, employees purchased 206,000, 162,000 and 139,000 shares in 1999, 1998 and 1997, respectively. The fair value of each stock purchase plan grant is estimated on the date of grant using the Black-Scholes model with the following assumptions:

	1999	1998	1997
Estimated dividends	none	none	none
Expected volatility	57%	57%	55%
Risk-free interest rate	4.7%-4.9%	4.7%-5.4%	5.3%-5.6%
Expected life (years)	0.5	0.5	0.5
Weighted-average fair value of purchase rights granted	$1.49	$2.34	$4.14

Stockholder Rights Plan

The Board of Directors adopted on January 24, 1991 and amended on August 23, 1995 a Stockholder Rights Plan ("Rights Plan") in which preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of Exabyte common stock held as of February 15, 1991. The Rights Plan is designed to deter coercive or unfair takeover tactics and to prevent an acquiring entity from gaining control of the Company without offering a fair price to all of the Company's stockholders.

Each right will entitle the holders of the Company's common stock to purchase one one-hundredth of a share of preferred stock at an exercise price of $75, subject to adjustment in certain cases to prevent dilution. The rights are evidenced by the common stock certificates and are not exercisable or transferable apart from the common stock until the earlier of ten days after the date on which a person or group has acquired beneficial ownership of 15% or more of the common stock (an "Acquiring Entity") or ten business days after the public announcement of the commencement of a tender or exchange offer that would result in the Acquiring Entity owning 15% or more of the common stock. Further, the rights generally entitle each right holder (except the Acquiring Entity) to purchase that number of shares of the Company's common stock which equals the exercise price of the right divided by one-half of the current market price of the common stock if any person becomes the beneficial owner of 15% or more of the common stock. If an Acquiring Entity purchases at least 15% of the Company's common stock, but has not acquired 50%, the Board of Directors may exchange the rights (except those of the Acquiring Entity) for one share of common stock per right. In addition, under certain circumstances, if the Company is involved in a merger or other business combination in which the Company is not the surviving corporation, the rights entitle the holder to buy common stock of the Acquiring Entity with a market value of twice the exercise price of each right.

The Company is generally entitled to redeem the rights for $.01 per right at any time until ten days following a public announcement that a 15% stock position has been acquired and in certain other circumstances. The rights, which do not have voting rights, will expire on February 15, 2001, unless redeemed or exchanged earlier by the Company pursuant to the Rights Plan.

NOTE 6 - INCOME TAXES

Pretax loss is subject to tax in the following jurisdictions:

	1999	1998	1997
	(In thousands)
Domestic	$(48,681)	$ (5,374)	$(50,899)
Foreign	(2,507)	(775)	(2,224)
	$(51,188)	$ (6,149)	$(53,123)

The provision for (benefit from) income taxes consists of the following:

	1999	1998	1997
	(In thousands)
Current:
Federal	$ --	$ 2,443	$15,607
State	--	1,428	(1,535)
Foreign	344	114	182
Deferred:
Federal	(1,857)	(6,180)	(4,988)
State	(63)	(1,187)	(364)
Foreign	175	--	--
	$(1,401)	$(3,382)	$(22,312)

Total income tax benefit differs from the amount computed by applying the U.S. federal income tax rate of 35% to loss before income taxes for the following reasons:

	1999	1998	1997
	(In thousands)
U.S. federal income tax at statutory rate	$(17,916)	$ (2,152)	$(18,593)
State income taxes, net of federal benefit	(1,084)	(63)	(1,362)
Valuation allowance	17,529	--	--
Research and development credits	(1,000)	(1,500)	(1,500)
Tax exempt interest	(9)	(397)	(465)
Prior year filing effects	--	364	(1,210)
Foreign taxes in excess of 35%	1,396	376	904
Other	(317)	(10)	(86)
	$ (1,401)	$ (3,382)	$(22,312)

Deferred tax assets are attributable to the following:

	January 1, 2000	January 2, 1999
	(In thousands)
Current assets:
Warranty reserve	$ 2,681	$ 2,507
Bad debt and revenue reserves	2,772	2,634
Inventory reserves	4,009	2,931
Other	2,367	1,565

	11,829	9,637
Less valuation allowance	(3,693)	--
	$ 8,136	$ 9,637

Noncurrent assets:
Property and equipment	$ 4,375	$ 4,939
Net operating loss carryforwards:
Domestic	31,672	13,925
Foreign	2,000	2,175
Credit carryforwards	4,517	5,152
Goodwill	928	1,017
Other	828	100
	44,320	27,308
Less valuation allowance	(13,836)	--
	$30,484	$27,308

At January 1, 2000, the Company has a deferred tax valuation reserve equal to 31.2% of total deferred tax assets. Management believes that based on the available evidence, both positive and negative, it is more likely than not that currently recorded deferred tax assets ($38,620,000 at January 1, 2000) will be fully realized.

The Company had recorded changes in the estimates of deferred tax assets on a monthly basis through the first quarter of 1999 without any reserve. During the second quarter of 1999, the Company concluded that is was no longer appropriate to record additional tax benefits for its continuing losses based on operating losses in the current and preceding periods as well as the projected impact of delays in the release of the M2(TM) product. At that time, management determined that a valuation allowance was required for a portion of the deferred tax assets. Management's analysis of the deferred tax assets at January 1, 2000 included analysis of historical results, projections of future operating results, and an assessment of the market conditions that have and are expected to affect the Company in the future. The carryforward periods on net operating losses and tax credit carryforwards were also considered. The Company will continue to assess the need for deferred tax valuation reserves on existing assets in the future, and should projected results fall short of expectations, an additional valuation allowance may be required.

In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred tax assets are recorded as current or noncurrent based on the classification of the financial statement component to which they relate. Also, the valuation allowance has been prorated between current and noncurrent deferred tax assets.

At January 1, 2000, domestic net operating loss carryforwards of $75,539,000, which expire between 2018 and 2019, are available to offset future taxable income. Utilization of $6,025,000 of the carryforwards is subject to an annual limitation of $670,000 through 2005. Foreign net operating loss carryforwards may be carried forward indefinitely. In addition, the Company has unused research and development credits of $3,405,000 which expire between 2012 and 2019 and alternative minimum tax credits of $1,113,000 which may be carried forward indefinitely.

NOTE 7 - LEASE COMMITMENTS

The Company leases its office, production and sales facilities under various operating lease arrangements. Most of the leases contain various provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index. In addition, most of the leases require the Company to pay property taxes, insurance and normal maintenance costs. The Company has sublet certain of these leased spaces to third parties. The Company also leases certain equipment under operating leases.

Future minimum lease payments under non-cancelable operating lease arrangements are as follows:

	Gross Amount	Sublease	Net Amount
	(In thousands)
2000	$ 5,601	$382	$ 5,219
2001	4,947	94	4,853
2002	4,577	10	4,567
2003	3,683	--	3,683
2004	2,163	--	2,163
Thereafter	258	--	258
	$21,229	$486	$20,743

Rent expense aggregated $5,917,000, $5,971,000 and $5,906,000 in 1999, 1998 and 1997, respectively.

NOTE 8 - EMPLOYEE BENEFIT PLAN

The Company maintains a qualified Section 401(k) Savings Plan which allows eligible employees to contribute up to 15% of their salaries on a pre-tax basis. Company contributions to the plan are discretionary. The Company recorded as expense matching contributions totaling $761,000, $917,000 and $920,000 in 1999, 1998 and 1997, respectively. Company contributions are fully vested after six years of employment.

NOTE 9 - SEGMENT INFORMATION

In 1998, the Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). At the time, the Company was organized on a divisional basis by product lines. Each product line was engineered, manufactured and marketed in one of three different operating segments. Certain other costs including administrative, sales, technical support and corporate marketing were not allocated to the segments and were considered corporate costs. During the third quarter of 1999, the Company underwent a restructuring (see Note 10) and as a result collapsed the three separate operating segments into one.

Currently, all operations of the Company are considered one operating segment. Therefore, no segment disclosures have been presented. The Company will continue to review the internal reporting structure for future changes that could result in disclosure of segments under SFAS 131.

The following table details revenues from external customers by geographic area:

	Revenues form External Customers
	1999	1998	1997
	(In thousands)
United States	$147,149	$201,973	$229,200
Europe/Middle East	56,435	63,797	74,695
Pacific Rim	14,715	17,020	25,085
Other	4,528	3,715	6,704
	$222,827	$286,505	$335,684

Foreign revenue is based on the country in which the customer is located.

The following table details long-lived asset information by geographic area:

	Long-lived Assets
	January 1, 2000	January 2, 1999	January 3, 1998
	(In thousands)
United States	$18,281	$22,021	$26,308
Scotland	3,703	3,429	5,278
Germany	3,132	3,313	4,035
Pacific Rim	331	430	522
Other	285	279	445
	$25,732	$29,472	$36,588

The following table summarizes sales to major customers:

	Net Sales			% of Total Net Sales
	1999	1998	1997	1999	1998	1997
	(In thousands)
OEM A	$33,790	$43,405	$56,015	15.2%	15.2%	16.7%
Reseller B	29,967	36,138	33,292	13.5	12.6	(x)
OEM C	24,400	31,505	44,581	11.0	11.0	13.3

(x) Sales to this customer did not meet or exceed 10% of total sales in this period.

No other customers accounted for 10% or more of sales in any of these periods.

NOTE 10 - RESTRUCTURING

During the third quarter of 1999 the Company incurred $2,446,000 in pre-tax charges related to a restructuring which simplified the Company's structure by combining the Company's three operating segments under common management. These charges were related to workforce reductions including severance, outplacement and benefits. Severance and related costs of $2,154,000 were paid in cash during 1999. At January 1, 2000, $292,000 of severance and related cost accruals remain and are expected to be paid during the first half of 2000.

During 1997, the Company incurred $34,947,000 in pre-tax restructuring charges related to formal decisions by the Company's Board of Directors to exit the desktop and low-end server markets and establish a more competitive cost structure in those markets. These charges include workforce reduction costs of $3,123,000, inventory write-downs of $16,890,000, non-cancelable supplier/customer commitments of $7,794,000 and asset write-downs of $7,140,000. At January 1, 2000 all costs of this restructuring have been settled or paid except for certain future lease commitments totaling $61,000.

NOTE 11 - CONTINGENCIES

The Company is, from time to time, subjected to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on the financial condition or results of the operations of the Company.

NOTE 12 - SUBSEQUENT EVENTS; LIQUIDITY

Since January 1, 2000, the Company has continued to incur operating losses and, for the year ended December 30, 2000, incurred a net loss of $79.9 million, which included an addition to its deferred tax valuation allowance of $37.2 million. These losses, particularly those incurred in the fourth quarter of 2000, were attributed to continued revenue shortfalls from plan, primarily in drives and media, resulting in a build-up of inventories and creating liquidity constraints on the Company. Further, as of December 30, 2000, the Company had only $7.2 million of remaining borrowing capacity under its $20 million secured line of credit, which expires on May 16, 2003.

As a result of the above, the Company is currently reassessing its business and investigating various strategic alternatives that would result in increased liquidity. These alternatives may include one or more of the following:

     -     sale of all or part of the Company's operating assets, off-balance sheet assets and/or intangibles;

     -     restructuring of current operations;

     -     additional equity infusions;

     -     modification of the existing bank line of credit; or

     -     strategic alliance, acquisition or merger.

The Company has engaged an investment banker to assist in this process and will continue to explore these and other options that would provide additional capital for longer-term objectives and operating needs.

The Company cannot assure that it will accomplish such strategic actions or financing actions and if it is unable to do so, it may not be able to achieve its currently contemplated business objectives, or the timing in reaching those objectives may be delayed.